SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 9, 2015

CONTANGO ORE, INC
(Exact Name of Registrant Specified in Charter)

Delaware	000-54136	27-3431051
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3700 Buffalo Speedway, Suite 925
Houston, Texas	77098
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (713) -877-1311

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02   NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS

          The Board of Directors of Contango ORE, Inc.’s (the “Company”) at a meeting held on October 9, 2015 concluded that the unaudited consolidated financial statements and related footnote disclosures for the three and nine month periods ended March 31, 2015 contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 originally filed with the Securities and Exchange Commission on May 15, 2015 (the “Original Filing”) should no longer be relied upon and should be restated.  The Company determined to file an amendment to the Original Filing on Form 10-Q/A (“Form 10-Q/A”).

          In conjunction with the preparation of the consolidated financial statements for the year ended June 30, 2015, the Company determined that a different accounting method should have been used to account for Peak Gold, LLC (the “Joint Venture Company”) and has determined that the change in accounting method and related accounting matters is material to previously issued unaudited consolidated financial statements for the three and nine month periods ended March 31, 2015.  As a result, these statements have been presented on a restated and amended basis in Form 10-Q/A to be filed with the Commission on or about the date of this Current Report on Form 8-K.

          On January 8, 2015, the Company and Royal Gold, Inc. (“Royal Gold”) through their wholly-owned subsidiaries, consummated several transactions contemplated under the Master Agreement dated as of September 29, 2014, including the formation of the Joint Venture Company, to advance exploration of the Company’s Tetlin properties, which are prospective for gold and associated minerals.  The purpose of filing Form 10-Q/A is to change the accounting method used to account for the Company’s investment in the Joint Venture Company.  At Closing, Royal Gold, as an initial contribution to the Joint Venture Company, contributed $5 million.  Royal Gold’s initial contribution did not entitle Royal Gold to a percentage interest in the Joint Venture Company.  Royal Gold also had the right, in its sole discretion, to resign from the Company at any time prior to the date that Royal Gold contributed in excess of $5 million to the Joint Venture Company.  On March 31, 2015, Royal Gold’s percentage interest in the Joint Venture Company was zero.  Since inception of the Joint Venture Company, Royal Gold has had the right to appoint two of the three members of the Management Committee of the Joint Venture Company.  The Joint Venture Company is a variable interest entity since it is dependent on the financial support from its members to continue its exploration activities.  The Company is not the primary beneficiary since it does not currently have the power to direct the activities of the Joint Venture Company.  The Company previously consolidated the results of Peak Gold, LLC; however, the Company concluded that Royal Gold has the ability to initially direct and control operations of Peak Gold, LLC, and that the Company’s position on the Joint Venture Company’s Management Committee gives it significant influence but not control; therefore, the Company determined that the Joint Venture Company should be accounted for under the equity method.  The Company is restating to appropriately reflect the transactions on Form 10-Q/A.  The assets contributed by the Company to the Joint Venture Company were recorded at historical cost.  The changes impacted the financial statements as of and for the three and nine months ended March 31, 2015 and not prior periods.

          In addition, as part of the Closing, Royal Gold paid the Company $750,000 which was utilized to partially reimburse the Company for costs and expenses incurred in the transactions.  This reimbursement was recorded as revenue in the Original Filing and has been reclassed to a contra expense account in Form 10-Q/A to more appropriately reflect the nature of the reimbursement.

          Management has also evaluated the effects of the facts leading to the restatement regarding the adequacy of the Company’s internal control over financial reporting as of June 30, 2015 and March 31, 2015.  Based on that evaluation, management has concluded that there existed a material weakness in the Company’s internal control over financial reporting with respect to complex, nonrecurring transactions. As a result of the material weakness, management has concluded that the Company’s internal control over financial reporting was ineffective as of June 30, 2015 and March 31, 2015.

          Both members of the Audit Committee of the Company (the “Audit Committee”) and authorized officers of the Company discussed the possible restatement of the Original Filing with the Company’s independent accountant, BDO USA, LLP (“BDO”) at a meeting held on September 22, 2015 and in several meetings and communications thereafter until the Board of Directors authorized and approved the filing of Form 10-Q/A on October 9, 2015.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO ORE, Inc.

		By:	/s/ Leah Gaines
Name: Leah Gaines
Title: Vice President and Chief Financial Officer

Dated:	October 9, 2015